NEWS RELEASE

                                                   Contact: Donald F. Gayhardt
                                                   President
                                                   Dollar Financial Group, Inc.
FOR IMMEDIATE RELEASE                              (610) 640-5925
---------------------


            DOLLAR FINANCIAL GROUP ANNOUNCES FISCAL 2004 YEAR END AND
                  FISCAL 2004 FOURTH QUARTER OPERATING RESULTS

     BERWYN, Pennsylvania, August 27, 2004 - Dollar Financial Group, Inc., ("Dollar" or the "Company"), a leading international financial services company serving under-banked customers, today announced record revenue of $246.4 million and net income of $4.9 million for the fiscal year ended June 30, 2004. The Company realized revenue of $63.1 million and net income of $3.8 million for the fourth quarter of the 2004 fiscal year compared to revenue of $55.5 million and net income of $577,000 for the same period in the prior year.

     Commenting on the results, Jeff Weiss, the Company's Chairman and Chief Executive Officer said, "We are very pleased with our financial results as these results evidence our ability to continue to focus on the core business strategy of providing the right product mix to our customers as well as a high-quality service. We also continue to see moderate improvement in the U.S. economy, particularly in lower-wage service sector jobs, which directly impacts our customer base. In addition, due to our continued focus on collection practices and underwriting standards, all of our key credit ratios are in line with expectations. Our new product efforts are bearing fruit, most notably in the areas of debit card and installment loans. Specifically, during the June quarter we signed an agreement with Visa U.S.A., Inc. and West Suburban Bank to exclusively market Visa(R) branded prepaid card products in the U.S. and we are in the process of rolling-out this program to all of our 319 U.S. locations. Fiscal 2004 was an outstanding year for our Company made possible, as always, by the hard work and dedication of our more than 3,300 employees worldwide. My thanks go to all of them for a job very well done."

     Don Gayhardt, the Company's President commented, "In addition to the improving U.S. operations, we continue to realize strong performance from our international (Canada and the United Kingdom) operations as indicated by a 25.4% increase in total foreign revenue to $136.6 million for the 2004 fiscal year from $108.9 million for the prior year period. We increased our company-operated and franchised locations by 28 units in Canada and the United Kingdom, as well as executed our first U.S. market franchise development agreement for three franchise stores. We also continue to benefit from higher international earnings as the dollar remains weak in relation to the Canadian and U.K. currencies."

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
Fiscal Year Results

     Total revenues, which were led primarily by strong check cashing and consumer loan revenues, increased 12.3 % for the fiscal year ended June 30, 2004 to $246.4 million from $219.4 million for the same period last year. Total revenues for comparable retail stores (defined as company owned stores that were open for at least 24 continuous months prior to June 30, 2004), franchised store and document transmitter revenues increased 11.5%, or $24.8 million, for the 2004 fiscal year.

     Total store and regional expenses decreased as a percentage of total revenues to 63.2% for the 2004 fiscal year from 64.9% for the prior year period. The decrease was primarily due to increased revenues, specifically the Company's consumer loan product offering, as well as a decrease in salaries and benefits, occupancy, returned check, net and cash shortages, telecommunications and armored carrier services as a percentage of total revenues. Corporate expenses for the 2004 fiscal year were $32.8 million or 13.3% of total revenues compared to $31.2 million or 14.2% of total revenues for the prior year period. The decrease as a percentage of total revenues was primarily related to increased revenues, as well as a decrease in salaries and benefits, advertising and professional fees as a percentage of total revenues.

     Adjusted EBITDA for the fiscal year ended June 30, 2004 increased $13.1 million, or 25.6%, to $64.6 million from $51.4 million for the prior fiscal year. Adjusted EBITDA as a percentage of total revenues increased to 26.2% for the fiscal year ended June 30, 2004 from 23.4% for the prior fiscal year. Adjusted EBITDA is not an item prepared in accordance with GAAP. Adjusted EBITDA is earnings before interest expense, income tax provision, depreciation, amortization and other items as described in the attached table. Net income increased $2.8 million or 130.5%, to $4.9 million for the fiscal year from $2.1 million for the prior fiscal year.



Fiscal Fourth Quarter Results

     Total revenues increased 13.7% for the fiscal fourth quarter ended June 30, 2004 to $63.1 million from $55.5 million for the same period last year. Total revenues for comparable retail stores (defined as company owned stores that were opened for at least 15 continuous months prior to June 30, 2004), franchised store and document transmitter revenues increased 12.8%, or $7.1 million, for the 2004 fiscal fourth quarter.

     Total store and regional expenses decreased as a percentage of total revenues to 62.4% for the 2004 fiscal fourth quarter from 63.8% for the prior year period. The decrease was primarily due to increased revenues, in particular the Company's consumer loan product offering, as well as a decrease in salaries and benefits, occupancy, returned check, net and cash shortages, telecommunications and armored carrier services as a percentage of total revenues. Corporate expenses for the 2004 fiscal fourth quarter were $10.1 million or 16.0% of total revenues compared to $7.5 million or 13.6% of total revenues for the prior year period. The increase was primarily related to costs associated with the revaluation of U.S. dollar denominated debt held by our U.K. subsidiary and the modification of our foreign currency hedging program at year-end.

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
     Adjusted EBITDA increased $2.6 million, or 19.3%, to $16.2 million for the fiscal fourth quarter ended June 30, 2004 from $13.6 million for the prior year period. Adjusted EBITDA as a percentage of total revenues increased to 25.8% for the fiscal fourth quarter ended June 30, 2004 from 24.5% for the prior year period. Adjusted EBITDA is not an item prepared in accordance with GAAP. Adjusted EBITDA is earnings before interest expense, income tax provision, depreciation, amortization and other items as described in the attached table. Net income increased $3.3 million to $3.8 million for the fiscal fourth quarter from $577,000 for the prior year period.

About the Company

     Dollar is a leading international financial services company serving under-banked consumers. Dollar's customers are typically lower- and middle-income working-class individuals who require basic financial services but, for reasons of convenience and accessibility, purchase some or all of their financial services from the Company rather than from banks and other financial institutions. The Company's website is found at www.DFG.com.


Forward Looking Statement

     This release does not include the operations of our parent company Dollar Financial Corp. This release contains forward-looking statements regarding the Company's estimated performance for historical periods. Actual results for such periods may materially differ. Such forward-looking statements involve risks and uncertainties, including risks related to depository institutions and of changing market conditions in the overall economy and the industry, consumer demand, the opening of new stores, the success of the Company's acquisition strategy and other factors detailed from time to time in the Company's annual and other reports filed with the Securities and Exchange Commission. The Company disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.




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

                                     DOLLAR FINANCIAL GROUP, INC.
                                UNAUDITED CONSOLIDATED BALANCE SHEETS
                                 (In thousands except share amounts)

                                                                                June 30,
                                                                   ------------------------------------
                                                                         2004              2003
                                                                   ------------------------------------
 Assets
  Cash and cash equivalents                                                  $69,266           $71,805
  Loans receivable
       Loans receivable                                                       29,116            13,444
       Loans receivable pledged                                                    -             8,000
                                                                   ------------------------------------
  Total loans receivable                                                      29,116            21,444
  Less:  Allowance for loan losses                                             2,315             1,344
                                                                   ------------------------------------
  Loans receivable, net                                                       26,801            20,100
  Other consumer lending receivables                                           7,404             6,458
  Other receivables                                                            3,787             4,500
  Income taxes receivable                                                      3,170             1,369
  Prepaid expenses                                                             9,161             6,358
  Notes and interest receivable-officers                                       3,623             3,468
  Due from parent                                                              8,637             4,573
  Property and equipment, net of accumulated
       depreciation of $49,540 and $39,309                                    27,965            29,209
  Goodwill and other intangibles, net of accumulated
       amortization of $23,339 and $22,017                                   148,228           143,416
  Debt issuance costs, net of accumulated
       amortization of $967 and $7,945                                        11,160             5,200
  Other                                                                        1,832             1,833
                                                                   ------------------------------------

                                                                            $321,034          $298,289
                                                                   ====================================
  Liabilities and shareholder's equity
   Accounts payable                                                          $14,973           $17,245
   Foreign income taxes payable                                                5,979             1,380
   Accrued expenses and other liabilities                                     16,908            10,512
   Accrued interest payable                                                    3,876             1,656
   Deferred tax liability                                                          -               838
   Other collateralized borrowings                                                 -             8,000
   Revolving credit facilities                                                     -            61,699
   10 7/8% Senior Notes due 2006                                                   -           109,190
   9 3/4% Senior Notes due 2011                                              241,176                 -
   Subordinated notes payable and other                                          105            20,081
   Shareholder's equity:
     Common stock, $1 par value: 20,000 shares authorized;
               100 shares issued and outstanding at June 30, 2004
               and June 30, 2003                                                   -                 -
     Additional paid-in capital                                               21,617            50,957
     Retained earnings                                                         2,587             9,034
     Accumulated other comprehensive income                                   13,813             7,697
                                                                   ------------------------------------
   Total shareholder's equity                                                 38,017            67,688
                                                                   ------------------------------------

                                                                            $321,034          $298,289
                                                                   ====================================


                                   DOLLAR FINANCIAL GROUP, INC.
                          UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
                                          (In thousands)


                                               Three Months Ended            Twelve Months Ended
                                                    June 30,                      June 30,

                                          -----------------------------   --------------------------
                                               2004            2003          2004           2003
                                          -----------------------------   --------------------------

Revenues:
Check Cashing                                    $29,458       $27,564       $117,397      $108,435
Consumer lending, net:
Fees from consumer lending                        31,869        27,012        120,807       106,557
Provision for loan losses and adjustment
to servicing revenue                              (6,590)       (6,783)       (24,489)      (24,995)
                                          ---------------    ----------   ------------   -----------
Consumer lending, net                             25,279        20,229         96,318        81,562
Money transfer fees                                3,468         3,381         13,052        11,652
Other                                              4,847         4,298         19,663        17,739
                                          ---------------    ----------   ------------   -----------
Total Revenue                                     63,052        55,472        246,430       219,388
Store and regional expenses:
Salaries and benefits                             19,127        17,852         76,008        69,799
Occupancy                                          5,037         4,701         19,805        18,856
Depreciation                                       2,075         1,495          6,546         5,859
Returned checks, net and cash shortages            2,194         2,275          9,132         8,531
Telephone and telecommunication                    1,337         1,313          5,665         5,538
Advertising                                        1,666           850          6,943         5,899
Bank charges                                         967           794          3,744         3,138
Armored carrier services                             785           750          3,051         2,873
Other                                              6,171         5,376         24,786        21,787
                                          ---------------    ----------   ------------   -----------

Total store and regional expenses                 39,359        35,406        155,680       142,280

Corporate expenses                                10,086         7,544         32,813        31,241
Losses on store closings and
  sales and other restructuring                       83         1,237            361         3,987
Other depreciation and amortization                  614           874          3,286         3,320
Interest expense                                   7,131         5,389         25,303        20,168
Loss on extinguishment of debt                       277             -          7,486             -
Litigation settlement costs                            -           250              -         2,750
                                          ---------------    ----------   ------------   -----------

Income before income taxes                         5,502         4,772         21,501        15,642
Income tax provision                               1,653         4,195         16,589        13,511
                                          ---------------    ----------   ------------   -----------

Net income                                        $3,849          $577         $4,912        $2,131
                                          ===============    ==========   ============   ===========

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

                                                  Dollar Financial Group Inc.
                                                   Selected Statistical Data


                                     Three Months Ended                 Twelve Months Ended
                                           June 30,                           June 30,
                                  ---------------------------     ----------------------------
                                     2004            2003            2004            2003
                                  ------------    -----------     ------------    ------------

Consolidated Store Count
          Beginning                     1,106          1,083            1,084           1,018
          Opened                            6              3               14              14
          Acquired                          3              1                3               5
          Closed                            1              1                3              36
          Franchise, net                   (4)            (2)              12              83
                                  ------------    -----------     ------------    ------------
          Ending                        1,110          1,084            1,110           1,084
                                  ============    ===========     ============    ============


Company-Operated Store Count
          Beginning                       630            621              624             641
          Opened                            6              3               14              14
          Acquired                          3              1                3               5
          Closed                            1              1                3              36
                                  ------------    -----------     ------------    ------------
          Ending                          638            624              638             624
                                  ============    ===========     ============    ============


Franchise Store Count
          Beginning                       476            462              460             377
          Net change                       (4)            (2)              12              83
                                  ------------    -----------     ------------    ------------
          Ending                          472            460              472             460
                                  ============    ===========     ============    ============

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

                                                                       Dollar Financial Group Inc.
                                                                        Selected Statistical Data


                                                                        Three Months Ended                Twelve Months Ended
                                                                             June 30,                          June 30,
                                                               --------------------------------     --------------------------------
                                                                   2004              2003               2004              2003
                                                               --------------    --------------     --------------    --------------
Check Cashing Data
  Consolidated Operations:
    Face amount of checks cashed (in millions)                        $794              $748             $3,169            $2,939
    Number of checks cashed (in thousands)                           2,105             2,116              8,427             8,569
    Face amount of average check                                      $377              $355               $376              $343
    Average fee per check cashed                                    $13.99            $13.02             $13.93            $12.65
    Net write-offs of returned checks (in thousands)                $1,886            $1,938             $7,662            $6,738
    Net write offs as a percentage of check cashing revenue           6.40%             7.03%              6.53%             6.21%


Consumer Loan Data - Originations
    Total company funded consumer loan
      originations (in thousands)                                 $127,821          $108,601           $487,467          $427,622

Consumer Loan Data - Net Revenues (in thousands)
    Servicing revenues, net                                        $11,731            $9,156            $47,144           $41,175
    Total company funded consumer loan revenues                     16,727            12,332             59,102            50,354
    Provision for loan losses on company funded loans               (3,179)           (1,259)            (9,928)           (9,967)
                                                               --------------    --------------     --------------    --------------
    Total consumer loan revenues, net                              $25,279           $20,229            $96,318           $81,562
                                                               ==============    ==============     ==============    ==============

EBITDA Reconciliation

     Adjusted EBITDA is not an item prepared in accordance with GAAP. Adjusted EBITDA is earnings before interest expense, income tax provision, depreciation, amortization and other items described below. Dollar presents Adjusted EBITDA as an indication of operating performance and its ability to service its debt and capital expenditure requirements. Adjusted EBITDA does not indicate whether Dollar's cash flow will be sufficient to fund all of its cash needs. Adjusted EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operating activities or other measures of operating performance or liquidity determined in accordance with GAAP. Dollar believes that these amounts should be reviewed by prospective investors because Dollar uses them as one means of analyzing its ability to service its debt and capital expenditure requirements, and Dollar understands that they are used by some investors as one measure of a Company's historical ability to service its debt and capital expenditure requirements. Not all companies calculate EBITDA in the same fashion, and therefore these amounts as presented may not be comparable to other similarly titled measures of other companies. The tables below reconcile net income as reported on Dollar's Statements of Operations to Adjusted EBITDA (dollars in thousands):


                                                Three Months Ended              Twelve Months Ended
                                                     June 30,                        June 30,
                                         ----------------------------------------------------------------
                                              2004             2003            2004            2003
                                         ---------------  ---------------- -------------   --------------
Net income                                      $ 3,849             $ 577       $ 4,912          $ 2,131
Add:
Loss on store closings and
   sales and other restructuring                     83             1,237           361            3,987
Depreciation and amortization                     2,689             2,369         9,832            9,179
Interest expense                                  7,131             5,389        25,303           20,168
Loss on extinguishment of debt                      277                 -         7,486                -
Foreign currency loss (gain)                        859              (401)           73             (312)
Income tax provision                              1,353             4,195        16,589           13,511
Litigation settlement costs                           -               250             -            2,750
                                         ---------------  ---------------- -------------   --------------
Adjusted EBITDA                                $ 16,241          $ 13,616      $ 64,556         $ 51,414
                                         ===============  ================ =============   ==============



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